Exhibit 10.2
IOMAI CORPORATION
1998 STOCK OPTION PLAN
INDEX

ARTICLE		COMMENCING
NO.	DESCRIPTION	ON PAGE
1.	PURPOSE	1

2.	ADMINISTRATION	1

3.	PARTICIPANTS	2

4.	THE SHARES	2

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS	2

6.	ADJUSTMENT OF AND CHANGES IN THE SHARES	7

7.	LISTING OR QUALIFICATION OF SHARES	9

8.	BINDING EFFECT OF CONDITIONS	9

9.	AMENDMENT AND TERMINATION OF THE PLAN	10

10.	EFFECTIVENESS OF THE PLAN	10

11.	PRIVILEGES OF STOCK OWNERSHIP;
	SECURITIES LAW COMPLIANCE;
	NOTICE OF SALE	10

12.	INDEMNIFICATION	10

IOMAI CORPORATION
1998 STOCK OPTION PLAN
1. PURPOSE.
     The purpose of this Stock Option Plan (hereinafter the “Plan”) is to provide a means whereby directors, officers, certain employees and certain advisors and consultants of Iomai Corporation, a Delaware corporation (hereinafter referred to as “Iomai” or the “Company”), may be given an opportunity to purchase shares of the Common Stock (hereinafter the “Common Stock”) of Iomai. The Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of directors, officers, certain employees, and certain advisors and consultants by enabling the Company to secure and retain the services of highly qualified persons, and by providing directors, officers, employees, advisors, and consultants with an additional incentive to make every effort to enhance the success of the Company.
2. ADMINISTRATION.
     The following provisions shall govern the administration of the Plan:
     (a) The Plan shall be administered by the Board of Directors of Iomai (the “Board of Directors”) or a committee of the Board of Directors appointed for this purpose by the Board of Directors (the “Committee”). The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
     (b) Iomai shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Board of Directors or, if appointed, the Committee.
     Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Board of Directors or, if appointed, the Committee, shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to: (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be “employees” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be “incentive stock options,” as defined in Section 422 of the Code, or “nonstatutory stock options”; (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; (vi) determine on a case by case basis whether the shares purchasable upon exercise of the options shall be subject to repurchase and determine the terms thereof; and (vii) to make all other determinations deemed necessary or advisable for administering the Plan. The determination on the foregoing matters by the Board of Directors or the Committee shall be conclusive.
3. PARTICIPANTS.
     Participants in the Plan shall be those directors, officers, certain employees, and certain advisors and consultants of the Company to whom options may be granted from time to time by the Board of Directors or the Committee.
4. THE SHARES.
     The shares of stock subject to options authorized to be granted under the Plan shall consist of one thousand (1,000) shares of the no par value Common Stock of The Company (the “Shares”), or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6. The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of Iomai not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.
5. GRANT, TERMS AND CONDITIONS OF OPTIONS.
     While this Plan is in effect, the Board of Directors or the Committee may grant options at any time to participants as defined in Section 3 who, in the judgment of the Board of Directors or the Committee, may contribute to the successful conduct of the operation of the Company through their judgment, interest, ability and special efforts; provided, however, that: (i) an eligible officer or employee shall not participate in the granting of his or her own option; (ii) in the case of incentive stock options the aggregate initial fair market value of the stock (determined as of the date the option is granted) that may be acquired by any one officer or employee pursuant to all incentive stock options granted under the Plan that are exercisable for the first time during any one calendar year (under all stock option plans of Iomai) shall not exceed $100,000; and (iii) the limitations on amount of securities offered and sold under the Plan as set forth in Section 5(d)(ii) are not exceeded. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:
     (a) Director Participants. One hundred (100) out of the Shares of Iomai Common Stock reserved for issuance under Section 4 of this Plan shall be reserved for issuance and granted to directors of Iomai (a “Director”) as follows:

(i) Each Director who is a director of the Company after the date of approval of the Plan by the shareholders of the Company (the “Commencement Date”) shall be entitled to a grant of an option to purchase Shares (an “Initial Grant”), which option shall be granted within six (6) months of the Commencement Date, but shall not be exercisable until satisfaction of the vesting period as provided in Article 5(a)(vii) hereof. In the event that Mr. Lewis, Mr. Meredith Glenn, and Mr. DeJonkheere are so approved, their Initial Grants shall also include four (4) shares each to reward them for their service as Directors since the formation of Company.
(ii) On each anniversary date of the Commencement Date (the “Anniversary Date”), each Director who has been a Director continuously for the preceding year and who has not previously received one or more grants of options to purchase a total of twenty (20) shares pursuant to this Section 5(a), shall be entitled to a grant of an option to purchase four (4) Shares (an “Annual Grant”), assuming Shares are available therefor, which option shall be granted within six (6) months of the Anniversary Date. Notwithstanding the foregoing, the maximum number of Shares for which options may be granted under this Section 5(a) of the Plan to any Director shall be twenty (20) Shares. Directors who also are employees of the Company may receive grants of additional options pursuant to this Plan provided that no such Director participates in the decision of the Board of Directors or the Committee to grant options to that particular Director.
(iii) The Board of Directors or the Committee shall determine the exact date on which options are to be granted (the “Date of Grant”) within the six-month period following the Commencement Date and within the six-month period following each Anniversary Date, during the term of the Plan. All options required by this Section 5(a) of the Plan to be granted in any one (1) year shall be granted on a single date within each of said six-month periods.
(iv) In the event a Director who is entitled to an Initial Grant or Annual Grant on the Commencement Date or Anniversary Date, respectively, ceases to be a Director for any reason other than by reason of death of said Director prior to the Date of Grant, such Director shall not be entitled to receive such Initial Grant or Annual Grant.
(v) In the event of the death, prior to the Date of Grant, of a Director who is entitled to an Initial Grant or Annual Grant on the Commencement Date or Anniversary Date, respectively, the personal representative of said Director shall be entitled to receive the Initial Grant or Annual Grant to which said Director was entitled on such Commencement Date or Anniversary Date.
(vi) No proration of an Annual Grant shall be made to any Director based on a partial year of service as a Director.
(vii) With respect to each option granted under this Section 5(a), each Director shall agree to remain as a Director of the Company and to render his or her services for a period of at least six (6) months from the respective Date of Grant, but such agreement shall not impose upon the Company any obligation to retain the optionee as Director for any period. No option granted under this Section 5(a) may be exercised by any optionee unless and until the optionee has served continuously as a Director of the Company for a period of six (6) months from the Date of Grant of such option (the “Vesting Period”), except as set forth in Section 6 hereof. Upon the expiration of six (6) months from each respective Date of Grant, each option immediately shall become exercisable in full.
(viii) The purchase price of the options granted to Directors shall be seventy percent (70%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Board of Directors or the Committee under Section 5(b) hereof.
(ix) Options shall be exercisable for a period of up to ten (10) years from the date of grant of the options.
     (b) Option Price. In the case of incentive stock options, the exercise price shall not be less than one hundred percent (100%) of the fair market value of the Shares determined on the date of grant of the option by the Board of Directors or the Committee. The purchase price under each nonstatutory stock option shall be such value as is determined by the Board of Directors or the Committee. The fair market value of such stock shall be determined in accordance with any reasonable method, including Treasury Regulation section 20.2031-2. If, however, an optionee owns stock of Iomai possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Iomai, the option price of any incentive stock option granted to such optionee shall be not less than one hundred ten percent (110%) of such fair market value at the time such option is granted.
     (c) Duration and Exercise of Options. Options granted hereunder may be exercised, subject to applicable vesting requirements, during such term, not to exceed ten (10) years after the grant thereof, as the Board of Directors or the Committee shall determine; provided that incentive stock options granted to holders of more than ten percent (10%) of the combined voting power of stock as described in Section 5(b) hereof shall be exercisable only for periods of up to five (5) years from the date of grant of the options. Each option shall vest in such manner and at such time as the Board of Directors or the Committee shall determine in its sole discretion, subject to any applicable legal restrictions. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.
     (d) Restrictions on Amounts of Options. The number of options granted under the Plan and the number of shares that can be purchased upon exercise thereof are subject to certain additional restrictions.
(i) Restrictions on Amounts of Incentive Stock Options Exercised. With respect to incentive stock options granted to a participant under the Plan in any calendar year, Iomai Corporation may grant a participant incentive stock options to purchase Shares having more than $100,000 in initial aggregate fair market value (determined at the times the options are granted), subject to the $100,000 limitation set forth in this paragraph applicable to each year in which such options first became exercisable. The optionee may exercise during a calendar year, an incentive stock option only to the extent that the aggregate initial fair value of the Shares that may be acquired pursuant to the option (or portion thereof) and all other incentive stock options of the optionee that are first exercisable during the calendar year do not exceed $100,000 (taking into account all incentive stock options granted under any stock option plan of Iomai or any predecessor of Iomai). If permitted under regulations promulgated by the Treasury Department or by a ruling of the Internal Revenue Service, the optionee may choose, among the options granted under the Plan that are first exercisable by the optionee in a calendar year, those options the optionee wishes to exercise subject to the $100,000 limitation.
If such choice is not permitted (as determined by the Board of Directors or the Committee, in its sole discretion), the optionee may exercise an incentive stock option in a calendar year, either in whole or in part, only if the aggregate initial fair market value of the shares that the optionee may acquire under incentive stock options granted prior to the first mentioned option and which become first exercisable in such year (without regard to the $100,000 limitation) does not exceed $100,000.
If an optionee does not exercise an incentive stock option (or portion thereof) that is first exercisable in a calendar year under the $100,000 limitation, the optionee may exercise that option (or portion thereof) in subsequent years without regard to the $100,000 limitation.
(ii) Restrictions on Amounts under State and Federal Securities Laws. To the extent and for so long as the offer and sale of the options granted hereby and the sale of the Shares to be purchased upon exercise of options hereunder are subject to restrictions on amounts of securities that can be offered or sold pursuant to the Plan as such restrictions are or may be established by applicable state and federal securities laws including, without limitation, the restrictions set forth in Regulation 230.701(b)(5) promulgated under the Securities Act of 1933, the Board of Directors or the Committee shall grant options hereunder and control the ability to exercise options previously granted in such manner so as to comply with such restrictions as the same may be modified from time to time.
     (e) Method of Exercise and Payment. To the extent the right to purchase Shares has vested under a participant’s stock option agreement, options may be exercised from time to time by delivering payment in full at the Option Price for the number of Shares being purchased by either: (a) cash, certified check, official bank check or the equivalent thereof acceptable to Iomai; or (b) shares of Iomai Common Stock with a fair market value as determined by the Board of Directors or the Committee as of the date of exercise equal to the Option Price; or (c) any combination thereof; together with written notice to the Secretary of Iomai identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. Iomai shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of Iomai or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by Iomai for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates shall be issued, one or more for stock acquired upon exercise of the incentive stock options and one or more for the stock acquired upon exercise of the nonstatutory stock options. If the Option Price is satisfied in whole or in part by delivery of Iomai Common Stock, separate stock certificates shall be issued, one or more for the number of shares of stock received equal to the number of shares of Iomai Common Stock delivered and one or more for the remainder of the shares received upon such exercise.
     (f) Termination of Employment or of Officer or Director Status. Upon the termination of an optionee’s status as an employee, officer, director, consultant, or advisor of the Company (“Status Termination”), his or her rights to exercise an option then held shall be only as follows:
     DEATH OR DISABILITY: If there is a Status Termination because of the optionee’s death or disability, such optionee or such optionee’s qualified representative (in the event of the optionee’s mental disability) or the optionee’s estate (in the event of the optionee’s death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee’s death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.
     An optionee’s “estate” shall mean the optionee’s legal representative or any person who acquires the right to exercise an option by reason of the optionee’s death.
     Whether an optionee’s disability also constitutes a “disability” within the meaning of Section 422(c)(6) of the Code will be relevant in determining whether the rules pertaining to incentive stock options will apply.
     CAUSE: If there is a Status Termination because the optionee is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Company, induces any client or customer of the Company to break any contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Company, the optionee or, as the case may be, the optionee’s estate shall be entitled to exercise any option with respect to any Shares only during a period of thirty (30) days after Status Termination, whether or not after the Status Termination, the participant may receive payment from Iomai for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. For the purposes of this paragraph, Status Termination shall be deemed to occur when the Company dispatches notice or advice to the optionee of the Status Termination and not at the time of optionee’s receipt thereof.

     OTHER REASONS: If there is a Status Termination for any reason other than those mentioned above under “Death or Disability” and “Cause”, the optionee may, within three (3) months following such Status Termination, exercise the option to the extent such option was exercisable by the optionee on the date of Status Termination, provided the date of exercise is in no event after the expiration of the term of the option.
     (g) Transferability of Option. No option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee’s lifetime only by the optionee.
     (h) Other Terms and Conditions. Any stock option agreement may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Committee, including, but not limited to, restrictions limiting the transferability of Shares received upon exercise of options and reserving to Iomai and/or the other shareholders the right to repurchase the Shares issued pursuant to the Plan under terms to be determined by the Board of Directors or the Committee, provided that any such repurchase rights shall be in compliance with applicable legal restrictions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors or the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer or director of the Company, nor limit in any way the right of the Company or the shareholders to terminate an optionee’s employment or status as an officer or director at any time.
     (i) Use of Proceeds from Sales of Shares. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of Iomai.
     (j) Rights as a Shareholder. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance of shares upon exercise of options, except as provided in Section 6 hereof.
     (k) Withholding. The Company shall have the right upon the exercise of an option to deduct any sums required to be withheld under federal, state or local tax laws or regulations.
     Iomai may condition the issuance of Shares upon exercise of any option upon the payment by the optionee of any sums required to be withheld under applicable laws or regulations. The Company has no duty to advise any optionee of the existence of any tax or any amounts which may be withheld.
6. ADJUSTMENT OF AND CHANGES IN THE SHARES.
     In the event the shares of Common Stock of Iomai, as presently constituted, shall, without receipt of consideration by Iomai, be changed into or exchanged for a different number or kind of shares of stock or other securities of Iomai or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of Iomai shall be increased through the payment of a stock dividend, the Board of Directors shall substitute for or add to each share of Common Stock of Iomai theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of Iomai shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee’s proportionate interest in Iomai by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.
     In the event of the proposed dissolution or liquidation of the Company, options outstanding hereunder shall terminate immediately prior to the consummation of such proposed action. In the event of a consolidation or merger of the Company into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the outstanding options or to substitute equivalent options, the Board of Directors shall, in lieu of such assumption or substitution, provide for the optionees to have the right to exercise outstanding options, including options which would not otherwise be exercisable. If the Board makes any outstanding options fully exercisable in lieu of assumption or substitution in the event of a merger or consolidation, the Board shall notify the optionees that the options shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the options will terminate upon the expiration of such period. This right of exercise shall be conditioned upon the execution of a definitive agreement of merger or consolidation.
     No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by Iomai to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
     To the extent the any adjustments under this Section 6 relate to stock or securities of Iomai, such adjustments shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.
     Except as expressly provided in this Section 6, an optionee shall acquire or gain no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; or (4) any dissolution, liquidation, merger, consolidation, or spin-off of assets or stock of another corporation. Any issuance by Iomai of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of Iomai to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
7. LISTING OR QUALIFICATION OF SHARES.
     All options granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, or if, in the opinion of counsel to Iomai, compliance with any state or federal securities laws, including satisfaction of any applicable exemptions from the registration requirements of said securities laws, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the optionee’s right to exercise any and all options shall be suspended and the option may not be exercised in whole or in part unless such listing, qualification, consent, approval, or compliance shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee. Nothing in this Plan shall be interpreted to obligate Iomai to register, qualify, or list the Shares, or to extend the effectiveness of any registration statement so as to enable any optionee to sell shares received upon exercise of any options granted hereunder.
     Unless the Company, upon advice of legal counsel, determines that it is not necessary, all options granted and the Shares to be issued upon exercise thereof shall bear the following restrictive legend in substantially the following form:
These securities have not been registered under the Securities Act of 1933, as amended, or under the laws of any state and have been taken by the issuee for his own account and not with a view to their distribution. Neither such securities nor any interest therein may be sold, assigned, pledged, hypothecated or otherwise disposed of unless they are registered under said Act and state securities laws, or in the opinion of counsel to the Company an exemption from registration is available.
8. BINDING EFFECT OF CONDITIONS.
     The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use the optionee’s best efforts to cause the officers of Iomai to refuse to record on the books of Iomai any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.

9. AMENDMENT AND TERMINATION OF THE PLAN.
     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of Iomai and the approval of any regulatory authorities that may be required, (i) increase the maximum number of shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in Paragraph 5(b); (iii) extend the period during which options may be granted or exercised; or (iv) amend the requirements as to the class of participants eligible to receive options. Except as provided in Section 6, no termination, modification or amendment of the Plan may, without the consent of an optionee to whom such option shall theretofore have been granted, adversely affect the rights of such director, officer, or employee, under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years after the earlier of its adoption by the Board of Directors or approval by the shareholders.
10. EFFECTIVENESS OF THE PLAN.
     The Plan shall become effective only upon approval by the Board of Directors. The grant of and exercise of any options granted pursuant to the Plan shall be conditioned upon the approval of the Plan, within 12 months before or after the date such Plan is adopted, by the affirmative vote of a majority of the shares represented and voting at a duly held meeting of shareholders which shares voting affirmatively must also constitute at least a majority of the quorum required for the meeting, or by the written consent without a meeting of a majority of the shares issued and outstanding.
11. PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE; NOTICE OF SALE.
     No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of Iomai may be listed shall have been fully complied with. Iomai shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give Iomai notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.
12. INDEMNIFICATION.
     To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any act or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member’s own part, excepting only the member’s own willful misconduct or gross negligence arising with respect to the Plan or administration thereof or out of membership on the Committee. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Company, or all or any combination of the preceding; provided, the Director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of Iomai. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term “person” as used in this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.
     Nothing in this Section 12 shall be interpreted to limit the elimination of liability of directors or the scope of indemnification of officers, directors and agents of Iomai, or any of its affiliates as contemplated by or under or provided in their Certificate of Incorporation, Bylaws, any agreement, or resolution of the Board of Directors as permitted under Delaware law.

IOMAI CORPORATION
STOCK OPTION AGREEMENT
UNDER THE IOMAI CORPORATION 1998 STOCK OPTION PLAN
Granting Date:                                                              , 199
TO:                                                               (“Participant”)
     We are pleased to notify you that Iomai Corporation (the “Company”) hereby grants to you, effective today, an option to purchase all or any part of                                          shares of the Company’s Common Stock (the “Shares”) at the price of                                          Dollars ($                    ) per share (the “Per Share Option Price”) as a stock option (“Option”) under the Company’s 1998 Stock Option Plan (the “Plan”).
THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ALL OF THE TERMS AND CONDITIONS OF THE PLAN ARE INCORPORATED HEREIN BY THIS REFERENCE. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. A COPY OF THE PLAN IS PROVIDED WITH THIS AGREEMENT AND YOU ARE ENCOURAGED TO READ IT IN ITS ENTIRETY.
     1. Purpose of the Option.
     One of the purposes of the Plan is to advance the interests of the Company and its affiliates by encouraging the efforts of directors, officers, consultants, advisors, and employees on behalf of the Company through a financial participation in the progress and success of the Company.
     2. Signature on Option Agreement.
     This option cannot be exercised unless you first sign this document in the place provided and return it to the Secretary of the Company. If you fail to do so within thirty (30) days of the granting date, this Option will terminate and be of no effect. However, your signing and delivering this letter will not bind you to purchase any of the Shares. Your obligation to purchase the Shares will arise only if you exercise this Option in the manner set forth in Paragraph 3 below.
     3. Terms of Option and Exercise of Option.
     Subject to the provisions of Paragraph 5 below and this Paragraph 3, this Option has vested and will continue to vest as set forth below, and can be exercised by you at any time for those Shares in which your rights have become vested, in whole or in part, during a period of                      (                    ) months from the granting date (“Option Term”). This Option, or any

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portion thereof that remains unexercised, shall automatically expire at the end of the Option Term.
     (a) Vesting Schedule. As of the Granting Date, this Option has vested with respect to                                          percent (                    %) of the Shares, or                                          (                    ) Shares. For so long as Participant remains continuously employed by the Company, this Option will continue to vest at the rate of                      percent (                    %) of the Shares, or                                          (                    ) Shares, for each additional fully-completed calendar                      of employment by Participant from and after the Granting Date. Accordingly, this Option will be fully vested on                                 if Participant remains continuously employed by the Company until                               . The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.
     (b) Method of Exercise and Payment. This Option may be exercised during the Option Term by delivering to the Secretary of the Company written notice of your exercise, stating the number of vested Shares being purchased, together with either: (a) cash, certified check, official bank check or the equivalent thereof acceptable to the Company; or (b) shares of the Company’s Common Stock with a fair market value as determined by the Board of Directors or the Committee as of the date of exercise equal to the Option Price; or (c) any combination thereof. The Company shall deliver to Participant, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of the law.
     As a condition to the exercise of this Option, you agree to remit to the Company at the time of exercise any taxes required to be withheld by the Company under federal, state or local law as a result of the exercise of this Option.
     (c) State and Federal Securities Law Restrictions on Amounts Exercised. The number of options granted to you and others under the Plan, and the number of shares that can be purchased upon exercise of those options are subject to the further state and federal securities law restrictions set forth at Paragraph 5(d)(ii) of the Plan.
     (d) Further Conditions. As further conditions to the exercise of options and issuance of share certificates, the Company shall not be required to issue or deliver any certificate or certificates for the Shares purchased upon the exercise of the options granted hereunder prior to fulfillment of all of the conditions set forth in the Plan including, without limitation, those regarding state and federal securities law compliance set forth in Paragraph 7 of the Plan. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Shares shall not be issued pursuant to the exercise of the options granted hereunder unless (i) the exercise of such options and the issuance and delivery of such Shares complies with all relevant provisions of law, including, without limitation, the Act, the Securities Exchange Act of 1934, as amended,

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applicable “Blue Sky” laws, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and (ii) the issuance and delivery of such Option Shares shall have been approved by counsel for the Company with respect to such compliance.
     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares, shall relieve the Company of any liability in respect of the failure by the Company to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     (e) Further Restrictions under Tax Laws. Some participants in the Plan may receive incentive stock options which, as described in the Plan, enjoy certain tax benefits subject to certain restrictions. If at the time of grant of your options you receive incentive stock options, certain additional restrictions mandated by the Internal Revenue Service will apply to such matters as the exercise price of your options, the term of your options, and to the amount of your options that you can exercise at certain times. These further restrictions are described at subparagraphs 5(b), 5(c), and 5(d)(i) of the Plan.
     4. Rights as a Shareholder.
     You shall have rights as a shareholder of the Company with respect to the Shares only upon and as of the exercise of your option and the satisfaction of the requirements and conditions set forth in this Agreement and in the Plan.
     5. Termination of Option Rights Upon Termination of Employment.
     If your status as an employee of the Company is terminated for any reason (including death, disability, voluntary or involuntary separation, or other reason), any unexercised options held by you shall expire as follows:
     (a) Death or Disability. If your employment with Company is terminated by death or your disability, you or your qualified representative (in the event of your mental disability) or your estate (in the event of your death) shall have the right for a period of twelve (12) months following the date of your death or disability to exercise your options to the extent you were entitled to exercise such options on the date of your death or disability, provided the actual date of exercise is in no event after the expiration of the Option Term.
     Your “estate” shall mean your legal representative or any person who acquires the right to exercise your options by reason of your death.
     If termination results from your becoming disabled, it will be necessary to determine whether your disability also constitutes a “disability” within the meaning of Section 422(c)(6) of the Code for purposes of determining whether the rules pertaining to incentive stock options will apply.

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     (b) Cause. If your employment is terminated because it is determined by the Board of Directors that you have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or that you have made an unauthorized disclosure of any of the secrets or confidential information of the Company, induced any client or customer of the Company to break any contract with the Company or induced any principal for whom the Company acts as agent to terminate such agency relations, or engaged in any conduct which constitutes unfair competition with the Company, then you, or, if applicable, your estate shall be entitled to exercise any option with respect to any Shares only during a period of thirty (30) days after your termination of employment, whether or not after termination of employment, you may receive payment from the Company for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give you an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on your behalf. For the purposes of this paragraph, your termination of employment shall be deemed to occur when the Company dispatches notice or advice to you of the Status Termination and not at the time you receive such notice.
     (c) Other Reasons. If your employment is terminated for any reason other than those mentioned above in subsections 5(a) and 5(b), then you may, within three (3) months following the date of such termination, exercise your options to the extent such option were exercisable by you on the date of termination of your employment, provided the date of exercise is in no event after the expiration of the term of the option.
     6. Nontransferability of Option.
     This Option is personal to you and cannot be transferred or exercised by anyone other than you. The benefits of the Option are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder. Any purported transfer or assignment of this Option shall be void and of no effect, and shall give the Company the right to terminate this Option as of the date of such purported transfer or assignment.
     7. Adjustment of and Changes in the Shares.
     In the event of any change in the outstanding Common Stock of the Company, without receipt by the Company of additional consideration in connection with such change (whether by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like), the aggregate number or class of Shares subject to this Option immediately prior to such event shall be appropriately adjusted in accordance with the terms of the Plan so that your proportionate interest in the Company by reason of your rights under any unexercised portions of this Option shall be maintained as before the occurrence of such event.
     8. Termination of the Option.

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     In the event of the proposed dissolution or liquidation of the Company, or the proposed consolidation or merger of the Company into another corporation, your rights shall be as set forth in Section 6 of the Plan.
     9. Tax Effects.
     THE FEDERAL AND STATE TAX CONSEQUENCES OF STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.
     10. Subject to Terms of the Plan.
     This Agreement shall be subject in all respects to the terms and conditions of the Plan. Your signature herein represents your acknowledgment of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined by the Company’s Board of Directors or a Committee established by the Board to administer the Plan in its sole discretion, and such determination shall be binding upon all parties.
     11. Additional Restrictions on Transfer.
     (a) Under Securities Laws. You further understand that neither the options nor the Shares have been registered under the Securities Act of 1933 (the “Act”) or under the laws of any state, and that the Shares are not and are not likely to be freely tradable and will have to be held indefinitely unless the Shares are either registered under the Act or an exemption from such registration is available. You understand that the Company is under no obligation to register the Shares under the Act. You further understand that although an exemption from registration may be available at some time in the future pursuant to Rule 144 promulgated under the Act by the Securities and Exchange Commission, satisfaction of a number of conditions is required to make a sale under that exemption. There are a number of those conditions that currently are not met and the Company is under no obligation to take steps to cause them to be met at any time in the future.
     (c) Legends and Stop Order. The Company may affix to the certificates representing the Shares such legends as it may deem appropriate in order to comply with (i) applicable federal or state securities laws or other laws, (ii) the Plan, or (iii) this Agreement, including, but not necessarily limited to, legends in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR IF ANY EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

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The Company may place a “stop transfer” order against the Shares until all restrictions and conditions set forth in this Agreement and in the legends referred to in this Section have been complied with.
     12. Investment Representation.
     You hereby represent that you are acquiring the options granted hereby and, in the event you exercise the options, the underlying Shares, for your own account for investment, and not with a view to or for sale in connection with the distribution thereof or of any underlying Shares. The option is granted on the condition, and you hereby represent for yourself and your successors in interest, that if you exercise this Option in whole or in part at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the Shares issuable upon the exercise thereof and available for delivery to you a prospectus meeting the requirements of Section 10(a)(3) of said Act, any and all Shares purchased by the exercise of this Option shall be acquired for your own account for investment, and not with a view to or for sale in connection with the distribution of any such Shares, and that you, or any person entitled to exercise an option hereunder pursuant to Section 5 hereof, will, upon request of the Company, concurrently with the exercise of this Option or any portion of it, deliver a written representation to the Company to such effect in such form as may be acceptable to the Company and its counsel.
     13. Information to Participants.
     The Company shall provide to you annually during the period for which you have one or Options outstanding financial statements together with copies of all annual reports and other information which are provided to all shareholders of the Company.
     14. Repurchase of Shares. [IF APPLICABLE]

Iomai Corporation

By:

Agreed to this	Name:

day of , 199 .	Title:

[Name of Optionee]

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AMENDMENT TO IOMAI CORPORATION
1998 STOCK OPTION PLAN
     Pursuant to Section 9 of the Iomai Corporation (the “Company”) 1998 Stock Option Plan (the “Plan”), the Board of Directors of the Company has amended Section 5(g) of the Plan is amended in its entirety to read as follows:
     “(g) Transferability of Option. No Option shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and the Option shall be exercisable during the optionee’s lifetime only by the optionee. Notwithstanding the foregoing, the Board or the Committee, in its sole discretion, may allow for the transfer of an Option for no consideration to the optionee’s “Immediate Family.” For this purpose, “Immediate Family” shall mean (i) the optionee’s children, grandchildren, spouse or common law spouse, siblings or parents, as well as (ii) a trust in which these persons (or the optionee) have more than fifty percent of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent of the voting interests.
     IN WITNESS WHEREOF, the Company has adopted this amendment to the Plan, effective, January 16, 2002. To record this amendment of the Plan by the Board of Directors of the Company on January 16, 2002, the Company has caused its authorized officer to execute the same.

BY:	/s/ Stanely C. Erck

Title: Chief Executive Officer & President

DATE: January 16, 2002

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